UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2008 (May 13, 2008)

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive office)	(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 13, 2008, at the annual meeting of stockholders of Bill Barrett Corporation (the “Company”), the Company’s stockholders approved the 2008 Stock Incentive Plan (the “2008 Plan”), which previously had been approved by the Company’s Board of Directors. The 2008 Plan will be effective as of May 13, 2008.

The Company’s Compensation Committee will administer the 2008 Plan. The types of awards that may be granted under the 2008 Plan include incentive and non-qualified stock options, stock appreciation rights, restricted stock, performance shares and other stock-based awards. The total number of shares of the Company’s common stock available for awards under the 2008 Plan is 3,000,000, subject to adjustment for future stock splits, stock dividends and similar changes in the Company’s capitalization. The maximum number of shares that may be the subject of awards other than options and stock appreciation rights is 1,000,000, while the maximum number of shares that may be issued pursuant to stock options and stock appreciation rights is 3,000,000. The aggregate number of shares subject to options and/or stock appreciation rights granted during any calendar year to any one participant shall not exceed 500,000. The aggregate number of shares subject to restricted stock and/or restricted stock unit awards granted during any calendar year to any one participant shall not exceed 500,000.

This summary of the 2008 Plan is qualified in its entirety by reference to the full text of the 2008 Plan. A copy of the 2008 Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	2008 Stock Incentive Plan

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BILL BARRETT CORPORATION
Date:	May 16, 2008

/s/ Francis B. Barron
Francis B. Barron
Senior Vice President — General Counsel; and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	2008 Stock Incentive Plan